SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported) JULY 1, 1999



                               Disc Graphics, Inc.
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 0-22696

              Delaware                                           13-3678012
(State or other jurisdiction of                                (I.R.S. Employer
incorporation)                                               Identification No.)


                10 Gilpin Avenue, Hauppauge, New York 11788-8831
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (516) 234 -1400


Item 2.  Acquisition or Disposition of Assets.

          On July 1, 1999, the Registrant acquired substantially all of the assets and certain liabilities of Contemporary Color Graphics, Inc., a high-quality commercial printer, pursuant to an Asset Purchase Agreement dated as of July 1, 1999, by and among the Registrant, CCG, and the shareholders of CCG.

          The purchase price  consisted of  $3,500,000.00  in cash, a promissory note in the amount of $1,000,000.00, a supplemental promissory note in the amount of $1,000,000.00, convertible debentures in the amount of $600,000.00 and assumed debt of approximately $1,400,000.00. Principal on the promissory note must be paid in three annual installments commencing on August 1, 2000. Interest at a rate of 8.33% per annum on the principal balance of the note must be paid quarterly in arrears commencing on November 1, 1999. Principal on the supplemental note must be paid in two annual installments commencing on August 1, 2003. Interest at a rate of 8.33% per annum on the unpaid principal balance of the supplemental note must be paid on each principal payment date. Principal on the convertible debentures must be paid in three annual installments commencing on August 1, 2000. Interest at a rate of 8.33% per annum on the unpaid principal balance of the debentures must be paid quarterly in arrears commencing on November 1, 1999. CCG has the right to convert the debentures into shares of the Registrant's common stock, par value $0.01 per share, not less than 30 days before any principal or interest payment date at a rate of one share for every $5.50 of principal or interest, as applicable. Payment on the promissory note, supplemental note and convertible debenture is secured by a subordinated lien in favor of CCG on all of the assets acquired from CCG. The promissory note, the supplemental promissory note, the convertible debentures, the cash and the assumed debt are subject to adjustments as set forth in the Asset Purchase Agreement.

          In connection with the Asset Purchase Agreement, the Registrant assumed CCG's rights and obligations under a lease of real property, and entered into employment agreements with four shareholders who were key employees of CCG. The Registrant believes that the addition of these and other former employees of CCG will enhance the Registrant's sales force. The Registrant is not aware of any other material relationship between CCG, its stockholders and the Registrant, any of its affiliates, any director or officer of the Registrant or any of their associates.

          The Registrant paid the cash portion of the purchase price from borrowings under its Financing Agreement with KeyBank National Association.

          The Registrant presently intends to continue to use the property, plant and equipment acquired in the acquisition for the same purposes used by CCG prior to the acquisition. CCG had approximately $8.0 million of revenues in its 1998 fiscal year. There can be no assurance that the Registrant will successfully integrate CCG's business or sustain its prior revenue levels.

Item 7.  Financial Statements and Exhibits.

          (a) Financial Statements of Business Acquired. The financial statements required to be included in this Current Report on Form 8-K with respect to CCG will be filed by the Registrant within 60 days after the date of the filing of this Current Report.

          (b) Pro forma Financial Information. Any required pro forma financial information also will be filed by the Registrant within 60 days after the filing date of this report.

          (c) Exhibits. The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index which appears elsewhere herein and is incorporated herein by reference. Schedules to Exhibit 2.1 hereto have been omitted, and the Registrant agrees to furnish supplementally to the Commission upon request a copy of any omitted schedules.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        DISC GRAPHICS, INC.
                                         (Registrant)



July 16, 1999                           /s/ Donald Sinkin
                                        -----------------
                                        Donald Sinkin - President & CEO




                               DISC GRAPHICS, INC.

                                 Current Report
                                    Form 8-K


                                  EXHIBIT INDEX


Exhibit
Number             Description


2.1       Asset  Purchase  Agreement  dated as of July 1, 1999, by and among the
          Registrant,   Contemporary  Color  Graphics,   Inc.  ("CCG")  and  the
          shareholders of CCG named therein.

2.2 Promissory Note dated July 1, 1999, made by the Registrant to CCG in the principal sum of $1.0 million.

2.3 Supplemental Note dated July 1, 1999, made by the Registrant to CCG in the principal sum of $1.0 million.

2.4       Security Agreement dated July 1, 1999 between the Registrant and CCG.

2.5 Agreement of Amendment dated July 1, 1999, between KeyBank National Association and the Registrant.

4.1 Convertible Debenture due July 1, 2002, issued by the Registrant to CCG on July 1, 1999, in the principal amount of $600,000.

20.1      Press Release dated July 8, 1999, issued by the Registrant